EXHIBIT 99.2

Product and Segment Revenues

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Product Revenues:
Carrier Systems	$119,039	$128,824	$219,478	$228,377
Business Networking	34,210	41,969	69,591	79,888
Loop Access	6,889	5,336	13,904	14,868

Total	$160,138	$176,129	$302,973	$323,133

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$100,746	$108,309	$185,540	$189,836
Optical (included in Carrier Systems)	16,432	15,833	28,936	28,622
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	33,158	40,986	67,317	77,932

Total Core Products	150,336	165,128	281,793	296,390

Percentage of Total Revenue	94%	94%	93%	92%

HDSL (does not include T1) (included in Loop Access)	6,399	4,798	13,102	13,675
Other Products (excluding HDSL)	3,403	6,203	8,078	13,068

Total Legacy Products	9,802	11,001	21,180	26,743

Percentage of Total Revenue	6%	6%	7%	8%

Total	$160,138	$176,129	$302,973	$323,133

Segment Revenues:
Carrier Networks	$135,397	$143,455	$251,411	$261,617
Enterprise Networks	24,741	32,674	51,562	61,516

Total	$160,138	$176,129	$302,973	$323,133

Sales by Geographic Region:
United States	$104,396	$97,017	$187,868	$189,721
International	55,742	79,112	115,105	133,412

Total	$160,138	$176,129	$302,973	$323,133